Exhibit 99.1

Form 4 Continuation Sheet - Joint Filer Information

This Statement on Form 4 is filed by Ares Corporate
Opportunities Fund, L.P., ACOF Management, L.P., ACOF
Operating Manager, L.P., Ares Management, Inc. and
Ares Partners Management Company, LLC. The principal business address of each of the Reporting Persons is 1999 Avenue of the Stars, Suite 1900, Los Angeles,
California 90067.

Name of Designated Filer:  Ares Corporate
Opportunities Fund, L.P.
Date of Event Requiring Statement:  July 22, 2005
Issuer Name and Ticker or Trading Symbol:  Maidenform
Brands, Inc. (MFB)

ARES CORPORATE OPPORTUNITIES FUND, L.P.

By:	ACOF MANAGEMENT, L.P.,
	Its General Partner

	By:	ACOF OPERATING MANAGER, L.P.,
		Its General Partner

		By:	ARES MANAGEMENT, INC.,
			Its General Partner

			By:	/s/ Kevin A. Frankel
				Kevin A. Frankel
				Vice President



ACOF MANAGEMENT, L.P.

By:	ACOF OPERATING MANAGER, L.P.,
	Its General Partner

	By:	ARES MANAGEMENT, INC.,
		Its General Partner

		By:	/s/ Kevin A. Frankel
			Kevin A. Frankel
			Vice President



ACOF OPERATING MANAGER, L.P.

By:	ARES MANAGEMENT, INC.,
	Its General Partner

	By:	/s/ Kevin A. Frankel
		Kevin A. Frankel
		Vice President



ARES MANAGEMENT, INC.

By:	/s/ Kevin A. Frankel
	Kevin A. Frankel
	Vice President



ARES PARTNERS MANAGEMENT COMPANY, LLC

By:	/s/ Bennett Rosenthal
	Bennett Rosenthal
	Authorized Signatory